EXHIBIT 10.01
*CONFIDENTIAL TREATMENT REQUESTED

TERM SHEET

FOR FULFILLMENT PRODUCTS AND SERVICES FOR FSG AND P-TAP NON-
IMPRINTABLE PRODUCTS

Intuit Inc. (“Intuit”) and the John H. Harland Company (“Harland”) are parties to a Supply Agreement entered into as of January 1, 2000 (“Supply Agreement”). The parties intend to enter into an Addendum to the Supply Agreement to cover certain additional products that is consistent with the provisions of this Term Sheet (“Addendum”), which will replace this Term Sheet. In the meantime, the parties agree to perform in accordance with the provisions of this Term Sheet.

1.	TERM. The term of the Addendum will be coterminous with the term of our existing Supply Agreement, which is set to expire August 2005. In addition to the grounds for termination mentioned in Section 45 of the Agreement, Intuit shall have the right to review and terminate without penalty this Term Sheet and the Addendum at any time upon sixty (60) day notification and cure period per Section 45, should the product selection, quality, and/or service provided by Harland for the products covered by this Term Sheet not meet the specifications that were mutually agreed to by Harland and Intuit. Such termination of this Term Sheet and the Addendum would be subject to the same process relating to notification and cure as is contained in the Supply Agreement. In case of termination, Intuit would purchase the unsold FSG non-imprintable inventory and work in process that is not owned by Intuit and covered by this Term Sheet and the Addendum. The purchase amounts will not exceed the costs paid by Harland for Harland-owned inventory purchased pursuant to this relationship, or the costs due to suppliers for supplier-owned inventory purchased pursuant to this relationship. Termination of this Term Sheet or the Addendum would not terminate the Supply Agreement.

2.	SCOPE.

(a)	Addendum Products. The products to be provided under this Term Sheet and the Addendum are the ProSeries and EasyACCT supplies products (“P-TAP”) and the specific FSG non-imprintable products listed in Exhibits A and B. (“Addendum Products”). Products may be deleted from this list at Intuit’s sole discretion at any time, provided that reasonable notice is given for existing inventory disposition that is acceptable to both parties. In the case that a product is deleted from this Term Sheet and the Addendum, Intuit will pay Harland for any unsold FSG non-imprintable inventory and work in process that is not owned by Intuit. Costs of the inventory will not exceed Harland’s prices for Harland-owned inventory purchased pursuant to this relationship, or the costs due to suppliers for supplier-owned inventory purchased pursuant to this relationship. Products may be added to this list at terms mutually agreed upon in writing by both Harland and Intuit. In addition, this Term Sheet and the Addendum will cover the competitive sourcing from and managing of the suppliers by Harland for Addendum Products purchased by Harland. Intuit reserves the right to own the inventory of Addendum Products, and must approve of any vendor acting as Harland’s agent supplying Addendum Products.

* We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (the “SEC”). We omitted such portions from this filing and filed them separately with the SEC.

(b)	Warehousing and Fulfillment. Harland shall provide warehousing and fulfillment services for Addendum Products as specified by Intuit, and will be responsible for ensuring the inventory availability of Addendum Products sourced by Harland to fulfill Intuit customer orders. Harland is responsible for any outsourced warehousing suppliers, and is required to ensure that any such approved outsourcer retain adequate insurance protection to cover any Addendum Products inventory included for warehousing services.

(c)	Inventory Management. Harland is responsible for guaranteeing inventory availability of all products sourced by Harland to fulfill Intuit customer orders. To support Harland in this activity, Intuit will meet with Harland on a regular basis to provide demand forecasts for seasonal and growing/declining products, updates on promotions that could impact usage patterns, and to review Harland’s target inventory levels and replenishment plans. It is anticipated that Intuit and Harland will review this data on a periodic basis appropriate to the product type (e.g. quarterly for steady usage products, monthly for growing/declining products, and with appropriate frequency during heavy seasonal periods). At these review meetings, Harland will identify in writing any potential “excess inventory risk products” that are highly dependent on forecasts vs. actual usage data. For those products, Harland and Intuit will agree to a forecast, re-order points and quantities, and a review plan. For these products only, if the actual usage is [ * ] or more less than forecast over a [ * ] period and results in excess inventory age of greater than [ * ] Intuit will have the option of one or more of the following: (1) [ * ]and [ * ] from [ * ] days (2) [ * ] excess inventory and paying Harland for the [ * ] inventory that is not Intuit-owned at a cost not to exceed [ * ] or (3) paying a [ * ] per pallet per month storage cost for the inventory in excess of [ * ] age. There [ * ] extra storage costs for marketing materials. Notwithstanding the above, Harland accepts responsibility for requesting any information they believe necessary to purchase and manage the inventory effectively for both parties.

(d)	Systems. Harland will fund the development of connections to Intuit’s order entry and billing systems and any changes needed to meet new businesses and services. Harland’s system support is limited to Harland’s controlled hardware and/or software, and the level of support will be prorated above the levels specified in the Supply Agreement based on the additional volumes resulting from additional products.

(e)	Same Order Shipments. The parties’ objective is to ship complete orders from the corresponding lines of Addendum Products from the same facility in one package.

3.	TARGET DATES FOR PRODUCT IMPLEMENTATION.

(a)	The Addendum Products will be implemented, orderable and fullfillable at Harland in five phases. The target completion dates are:

i.	July 31, 2001 for the P-TAP products;

ii.	September 7, 2001 for EasyACCT tax forms;

iii.	October 22, 2001 for the FSG check envelopes currently in the San Diego warehouse;

iv.	November 5, 2001 for the marketing materials and other items in the San Diego warehouse excluding FSG tax forms; and,

v.	February 4, 2002 for the storage boxes.

* We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the SEC. We omitted such portions from this filing and filed them separately with the SEC.

(b)	An implementation plan for each phase will be jointly developed with Intuit and Harland.

(c)	Intuit reserves the right to adjust the target completion dates for certain products.

(d)	Harland recognizes that delays in implementation will result in higher costs for Intuit. Therefore, Harland will reimburse Intuit for one half of any documented expenses in excess of Intuit’s usual and customary expenses associated with fulfillment of FSG envelope products should Harland’s implementation of process changes designed to make it possible for Harland to fulfill FSG envelope orders, be delayed past November 5, 2001. In case this provision is invoked, Harland will have the authority to audit Intuit’s expenses in order to substantiate any claims Intuit may have. This provision will be null and void should Intuit change requirements agreed upon by Intuit and Harland, or in any way cause Harland to delay implementing the fulfillment process. These expenses include, but are not limited to:

i. Product price increases caused by order quantity reductions

ii. Extra warehouse fulfillment charges for San Diego facilities

4.	PERFORMANCE METRICS. Harland will measure and report their performance against the performance scorecard set forth in the Addendum. This is an open item issue referenced in this Term Sheet to be mutually agreed upon by Intuit and Harland.

5.	TURN AROUND TIME. Harland shall process and ship all non-imprintable Addendum Products in stock within 24 hours after receipt of the order. For non-imprintable items on the same order as other non-imprintables and/or imprintables, these items will ship as specified in the Business Rules for Shipping Complete Orders set forth in Exhibit C. For backorders, items should be shipped as soon as they are available on a first in, first out order basis. In addition, Harland shall identify and provide Intuit with all backorder information in a quick and effective manner. This backorder notification process will be developed and agreed to by Harland and Intuit.

6.	QUALITY. Harland warrants and guarantees to FSG the quality of all non-imprintable Addendum Products in line with Intuit’s expectations.

7.	PRICING AND COSTS. For each order under this Term Sheet and Addendum for which Harland processes and ships, Harland will charge Intuit the pricing/costs in accordance with the following mutually agreed upon pricing exhibits to be attached to this Term Sheet, and in accordance with the existing Supply Agreement.

• Exhibit A. Pricing for P-TAP Fulfillment and Products

• Exhibit B. Pricing for Non-Imprintable FSG Fulfillment and Products

In addition, Harland will credit Intuit for material costs associated with any products that were produced using Intuit-owned materials, excluding the products TPH and TPR where the pricing and costs in Exhibit A already reflect these credits.

Exceptions include the items listed under the “Open Items” referenced below. These mutually agreed upon prices should be competitive in the market, and in compliance with applicable laws, and will remain in effect for 1 year subject to the following provisions of the Supply Agreement: Section 38, (future Cost Savings), and Section 40 (allowable Price Adjustments) subject to additional allowable price adjustments, increases or decreases, resulting from significant changes in order quantities. Exempted from Section 40 are certain P-TAP and/or FSG non-imprintable products that need to be ordered within a term less than one year, and where the prices are highly sensitive to volume variances. For these products identified by Harland 60 days in advance, Intuit and Harland will mutually agree to any price change every six months and/or prior to any inventory replenishment. Price changes will reflect prices that should be competitive in the market and in compliance with applicable laws, and will be effective when the new products begin to ship. Harland will work with Intuit on continuous improvements to reduce material, administrative and freight costs. Also, Harland agrees to review with Intuit Harland’s costs, and Intuit has the right to audit Harland’s invoicing on an ongoing basis.

8.	OPEN ITEMS. FSG and Harland are still discussing and working on the terms for the following open issues which shall be resolved in the Addendum. These issues include but are not limited to:

•	All details on system enhancements

•	Performance measures

•	Complete returns and reruns process

•	Prices for storage boxes, and certain other FSG non-imprintable products as indicated by TBD

•	Some reporting requirements

•	Treatment for the ownership and costs of existing Intuit-owned inventory

•	Quality process

•	Invoicing requirements

•	Clarify insurance coverage and indemnification language for Harland activities under the Supply Agreement

These items will be agreed upon and specified in the Addendum.

9.	PRIVACY AND SECURITY STANDARDS. Harland and Intuit agree that Harland’s performance under this Term Sheet, the Addendum, and the Supply Agreement will be subject to Harland’s compliance with Intuit’s then-current privacy and security standards.”

10.	OTHER PROVISIONS. If not listed above, other provisions in the Addendum will closely follow those under the Supply Agreement, including but not limited to the following sections of the Supply Agreement: 18(c) (Turnaround Time); 20(b) (Error Correction); 21 (Rush Shipments); and 22 (Service Failures). Harland and Intuit agree that the following sections of the Supply Agreement are incorporated into this Term Sheet: 5 (Confidentiality of Terms of Agreement and Purchase Information); 6 (Confidentiality of Supply); 7 (Ownership and Confidentiality of Intuit Customer Information); 8 (Ownership and Confidentiality of Bank File and Intuit Systems and Processes); 11 (Direct Orders and Inquiries); 42 (Payment Terms) subject to exception listed below; 46 (No Consequential Damages); 49 (Assignment); 50 (Governing Law); and 55 (Entire Agreement). The exception to Section 42 (Payment Terms) is the two percent (2%) discount for early payment as it may apply to P-TAP non-imprintable products listed in this Term Sheet and Addendum. Such P-TAP products will not receive this discount, and will be billed on a separate invoice from the other FSG products. All other FSG products will receive the two percent (2%) discount.

11.	NEGOTIATION OF CONTRACT OR ADDENDUM. The parties intend to negotiate and sign the Addendum with the provisions of this Term Sheet by November 30, 2001, provided however, if the parties fail to enter into the Addendum, the parties agree that this Term Sheet shall continue in full force and effect until all of the Inventory (as defined in the Agreement for Purchase of Intuit-Owned Inventory for FSG and P-Tap Non-Imprintable Products) is sold to Intuit.

JOHN H. HARLAND COMPANY		INTUIT

By:	/s/ MARTIN E. KERNER	By:	/s/ LORRIE M. NORRINGTON

Printed Name/Date:	Martin E. Kerner	Printed Name/Date:	Lorrie M. Norrington

Title:	VP, General Manager	Title:	SVP, Small Business

EXHIBIT A

Pricing for P-TAP Fulfillment Services and Products

Fulfillment Services	Price	Measure
Fill Presentation envelope orders and manage inventory	[ * ]	per line item
Fill presentation folder orders and manage inventory	[ * ]	per line item
Fill blank check stock orders and manage inventory	[ * ]	per box per line item
Fill tax form orders and manage inventory	[ * ]	Drop Shipped
Fill requests for catalogues and manage inventory	[ * ]	per line item (includes $[ * ] postage)
Delivery costs	[ * ]	unless otherwise noted.
Receipt, Scrapping or Restocking of Items	[ * ]

Note: Fulfillment costs will be included in the materials cost of the products in the invoices Harland provides for these products

Product Costs	Price	Measure	Units	Price Per Units
Blank Check Stock
Burgundy Blank Check Stock	[ * ]	per individual item	[ * ]	[ * ]
Grey Blank Check Stock	[ * ]	per individual item	[ * ]	[ * ]
Green Blank Check Stock	[ * ]	per individual item	[ * ]	[ * ]
Blue Blank Check Stock	[ * ]	per individual item	[ * ]	[ * ]
Tax Forms
1096 Laser Forms	[ * ]	per individual item	[ * ]	[ * ]
1099 MISC Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 MISC Lsr Fed Copy B	[ * ]	per individual item	[ * ]	[ * ]
1099 MISC Lsr Fed Copy C	[ * ]	per individual item	[ * ]	[ * ]
1099 INT Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 INT Lsr Fed Copy B	[ * ]	per individual item	[ * ]	[ * ]
1099 INT Lsr Fed Copy C	[ * ]	per individual item	[ * ]	[ * ]
1099 DIV Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 DIV Lsr Fed Copy B	[ * ]	per individual item	[ * ]	[ * ]
1099 DIV Lsr Fed Copy C	[ * ]	per individual item	[ * ]	[ * ]
1099 C Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 C Lsr Fed Copy B	[ * ]	per individual item	[ * ]	[ * ]
1099 C Lsr Fed Copy C	[ * ]	per individual item	[ * ]	[ * ]
1099 R Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 R Lsr Fed Copy B	[ * ]	per individual item	[ * ]	[ * ]
1099 Laser Acquisition - Copy A	[ * ]	per individual item	[ * ]	[ * ]
1098 Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1098 Lsr Fed Copy B	[ * ]	per individual item	[ * ]	[ * ]

* We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the SEC. We omitted such portions from this filing and filed them separately with the SEC.

1098 Lsr Fed Copy C	[ * ]	per individual item	[ * ]	[ * ]
1099 Laser Broker - Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 G Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 S Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 S Lsr Fed Copy B	[ * ]	per individual item	[ * ]	[ * ]
1099 S Lsr Fed Copy C	[ * ]	per individual item	[ * ]	[ * ]
1099 OID Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 PATR Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1098 E Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 Double Window Envelope	[ * ]	per individual item	[ * ]	[ * ]
1099 R Double Window Envelope	[ * ]	per individual item	[ * ]	[ * ]
W-2 Double Window Envelope for 2 up	[ * ]	per individual item	[ * ]	[ * ]
W-2 Double Window Envelope for 3 up	[ * ]	per individual item	[ * ]	[ * ]
Envelopes For 4up W2s	[ * ]	per individual item	[ * ]	[ * ]
W-3 Laser Forms	[ * ]	per individual item	[ * ]	[ * ]
W-2 Laser Copy A	[ * ]	per individual item	[ * ]	[ * ]
W-2 Laser Copy B	[ * ]	per individual item	[ * ]	[ * ]
W-2 Laser Copy 2 or C	[ * ]	per individual item	[ * ]	[ * ]
W-2 Laser Copy City/State	[ * ]	per individual item	[ * ]	[ * ]
W-2 Laser Copy B, 2, C, 2 (4 up)	[ * ]	per individual item	[ * ]	[ * ]
W-2 Laser Copy B, 2, C (3 up)	[ * ]	per individual item	[ * ]	[ * ]
941 Laser Fed Copy	[ * ]	per individual item	[ * ]	[ * ]
941 B Laser Quarterly	[ * ]	per individual item	[ * ]	[ * ]
DE 6 Laser CA Quarterly	[ * ]	per individual item	[ * ]	[ * ]
DE 7 CA Quarterly	[ * ]	per individual item	[ * ]	[ * ]
Ohio SUTA UCO 2 QTS	[ * ]	per individual item	[ * ]	[ * ]
Texas SUTA C-4 Cont. Page	[ * ]	per individual item	[ * ]	[ * ]
940 EZ Laser	[ * ]	per individual item	[ * ]	[ * ]
5498 Laser IRA Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 MISC 3 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 MISC 4 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 MISC 5 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 INT 3-pt	[ * ]	per individual item	[ * ]	[ * ]
1099 INT 4-pt	[ * ]	per individual item	[ * ]	[ * ]
1099 DIV 3-pt	[ * ]	per individual item	[ * ]	[ * ]
1099 DIV 4-pt	[ * ]	per individual item	[ * ]	[ * ]
1099 G 4 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 PAIR	[ * ]	per individual item	[ * ]	[ * ]
1099 Acquisition 4-pt	[ * ]	per individual item	[ * ]	[ * ]
1099 B 3 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 B 4-pt	[ * ]	per individual item	[ * ]	[ * ]
1099 Retirement 4 pt	[ * ]	per individual item	[ * ]	[ * ]

* We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the SEC. We omitted such portions from this filing and filed them separately with the SEC.

1099 R 6 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 S 1-wide 3 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 S 1-wide 4 pt	[ * ]	per individual item	[ * ]	[ * ]
1098 3 pt carbonless	[ * ]	per individual item	[ * ]	[ * ]
1098 4 pt carbonless	[ * ]	per individual item	[ * ]	[ * ]
1099 C 3 pt	[ * ]	per individual item	[ * ]	[ * ]
1096 2 pt	[ * ]	per individual item	[ * ]	[ * ]
Blank per paper 2-up	[ * ]	per individual item	[ * ]	[ * ]
Blank Perforated-3up	[ * ]	per individual item	[ * ]	[ * ]
Blank paper 4-up	[ * ]	per individual item	[ * ]	[ * ]
Blank per 4 up w/instructions	[ * ]	per individual item	[ * ]	[ * ]
Blank per paper 3-up	[ * ]	per individual item	[ * ]	[ * ]
Blank per 3-up w/instructions	[ * ]	per individual item	[ * ]	[ * ]
Blank per 1099 R 2 up	[ * ]	per individual item	[ * ]	[ * ]
W-2 corrected 6 pt	[ * ]	per individual item	[ * ]	[ * ]
W-2 1 wide 6 pt carbon mailer	[ * ]	per individual item	[ * ]	[ * ]
W-2 2 wide 6 pt mailer	[ * ]	per individual item	[ * ]	[ * ]
W-2 gambling 1 wide	[ * ]	per individual item	[ * ]	[ * ]
W-2 Twin 3-Part-A1D	[ * ]	per individual item	[ * ]	[ * ]
W-2 Twin 4-Part-A1D	[ * ]	per individual item	[ * ]	[ * ]
W-2 Twin 3-Part-B2C	[ * ]	per individual item	[ * ]	[ * ]
W-2 Twin 4-Part-B2C	[ * ]	per individual item	[ * ]	[ * ]
W-3 2 pt	[ * ]	per individual item	[ * ]	[ * ]
W-3 C Corrected 2 pt	[ * ]	per individual item	[ * ]	[ * ]
W-2 2 Wide 3-pt	[ * ]	per individual item	[ * ]	[ * ]
W-2 2 wide 4-pt	[ * ]	per individual item	[ * ]	[ * ]
W-2 1 wide 4-pt	[ * ]	per individual item	[ * ]	[ * ]
W-2 1 Wide 6 pt	[ * ]	per individual item	[ * ]	[ * ]
CA DE-6 2 pt	[ * ]	per individual item	[ * ]	[ * ]
CA DE-7 2 pt	[ * ]	per individual item	[ * ]	[ * ]
5498 Penfed IRA 3 pt	[ * ]	per individual item	[ * ]	[ * ]
941 1 wide 2 pt	[ * ]	per individual item	[ * ]	[ * ]
941 1 wide 3 pt	[ * ]	per individual item	[ * ]	[ * ]
941 B 1 wide 3 pt	[ * ]	per individual item	[ * ]	[ * ]
940 EZ Federal Copy 2 pt	[ * ]	per individual item	[ * ]	[ * ]
W-2 Laser copy B2c	[ * ]	per individual item	[ * ]	[ * ]
W2 Employee B C 2 1	[ * ]	per individual item	[ * ]	[ * ]
Ohio SUTA UCO-2QRS	[ * ]	per individual item	[ * ]	[ * ]
Laser 1098-T Copy A	[ * ]	per individual item	[ * ]	[ * ]
Laser 1098-T Copy A	[ * ]	per individual item	[ * ]	[ * ]
Lsr Tuition Payments Stmt	[ * ]	per individual item	[ * ]	[ * ]
LASER 1099-LTC Copy A	[ * ]	per individual item	[ * ]	[ * ]
TXC41-05 Texas Form C-4	[ * ]	per individual item	[ * ]	[ * ]

* We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the SEC. We omitted such portions from this filing and filed them separately with the SEC.

1099-C 1 Wide 3-Part	[ * ]	per individual item	[ * ]	[ * ]
Laser 1099-MSA Copy A	[ * ]	per individual item	[ * ]	[ * ]
Laser 5498 Copy A	[ * ]	per individual item	[ * ]	[ * ]
1999 Form 940 Laser	[ * ]	per individual item	[ * ]	[ * ]
Laser 941 Voucher	[ * ]	per individual item	[ * ]	[ * ]
Wisconsin SUTA UC-7827	[ * ]	per individual item	[ * ]	[ * ]
N.C. Suta NCUI-101B	[ * ]	per individual item	[ * ]	[ * ]
Laser 940 EZ	[ * ]	per individual item	[ * ]	[ * ]
Cont. 5498 MSA 3-Part	[ * ]	per individual item	[ * ]	[ * ]
1-wide 6-Part Mailer	[ * ]	per individual item	[ * ]	[ * ]
1099-OID 4-Part	[ * ]	per individual item	[ * ]	[ * ]
1099-S Magnetic Media	[ * ]	per individual item	[ * ]	[ * ]
1098E 3-Part Carbonless	[ * ]	per individual item	[ * ]	[ * ]
Cont. 1099 LTC 4-Part	[ * ]	per individual item	[ * ]	[ * ]
Cont. 1099 MSA 3-Part	[ * ]	per individual item	[ * ]	[ * ]
W2: 2-Wide 4-Part	[ * ]	per individual item	[ * ]	[ * ]
Continuous 941 Voucher	[ * ]	per individual item	[ * ]	[ * ]
Quicken Laser Invoice	[ * ]	per individual item	[ * ]	[ * ]
Resident Alien 5-Part	[ * ]	per individual item	[ * ]	[ * ]
Folders
FLB Folder	[ * ]	per individual item	[ * ]	[ * ]
FSB Folder	[ * ]	per individual item	[ * ]	[ * ]
FLG Folder	[ * ]	per individual item	[ * ]	[ * ]
FSG Folder	[ * ]	per individual item	[ * ]	[ * ]
FLH Folder	[ * ]	per individual item	[ * ]	[ * ]
FSH Folder	[ * ]	per individual item	[ * ]	[ * ]
FLR Folder	[ * ]	per individual item	[ * ]	[ * ]
FSR Folder	[ * ]	per individual item	[ * ]	[ * ]
TPR (Marine)	[ * ]	per individual item	[ * ]	[ * ]
TPH (Hunter)	[ * ]	per individual item	[ * ]	[ * ]
TFLG Folder	[ * ]	per individual item	[ * ]	[ * ]
TFLB Folder	[ * ]	per individual item	[ * ]	[ * ]
FSBL Folder	[ * ]	per individual item	[ * ]	[ * ]
FSGR Folder	[ * ]	per individual item	[ * ]	[ * ]

* We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the SEC. We omitted such portions from this filing and filed them separately with the SEC.

Envelopes
ESV8	[ * ]	per individual item	[ * ]	[ * ]
EF6	[ * ]	per individual item	[ * ]	[ * ]
EF6-SS	[ * ]	per individual item	[ * ]	[ * ]
EF9	[ * ]	per individual item	[ * ]	[ * ]
EF9-SS	[ * ]	per individual item	[ * ]	[ * ]
EOL	[ * ]	per individual item	[ * ]	[ * ]
EOL-SS	[ * ]	per individual item	[ * ]	[ * ]
EOP	[ * ]	per individual item	[ * ]	[ * ]
EOPL	[ * ]	per individual item	[ * ]	[ * ]
EOP-SS	[ * ]	per individual item	[ * ]	[ * ]
EOXL	[ * ]	per individual item	[ * ]	[ * ]
EOXP	[ * ]	per individual item	[ * ]	[ * ]
EXPAN	[ * ]	per individual item	[ * ]	[ * ]
15900	[ * ]	per individual item	[ * ]	[ * ]
15901	[ * ]	per individual item	[ * ]	[ * ]

* We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the SEC. We omitted such portions from this filing and filed them separately with the SEC.

EXHIBIT B
Pricing for FSG Products and Fulfillment Services

Fulfillment Services	Price	Measure
Fill envelope orders and manage inventory	[ * ]	per line item
Fill storage box order and manage inventory	TBD	per line item
Fill forms, labels and miscellaneous orders and manage inventory	[ * ]	per line item
Fill requests for sample pack orders and manage inventory	[ * ]	per line item (includes $[ * ] postage)
Fill requests for catalogues and manage inventory	[ * ]	per line item (includes $[ * ] postage)
Delivery costs	[ * ] unless otherwise noted.
Receipt, Scrapping or Restocking of Items	[ * ]

Note: Fulfillment costs will be included in the materials cost of the products in the invoices Harland provides for these products

* We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the SEC. We omitted such portions from this filing and filed them separately with the SEC.

Product Costs	Price	Measure
Envelopes
Check Envelopes	[ * ]	per thousand
Forms Envelopes	[ * ]	per thousand
Self-Seal Check Envelopes	[ * ]	per thousand
Self-Seal Forms Envelopes	[ * ]	per thousand
Wallet Envelopes	[ * ]	per thousand
Wallet Plus Envelopes	[ * ]	per thousand
Marketing Materials
Catalogues and Samples Pack	[ * ]	Supplied by Intuit
Certificates	[ * ]	Supplied by Intuit
Business Reply Envelopes (BRE’s)	[ * ]	per thousand
Storage Boxes
Check Storage Box Blue	TBD
Check Storage Box Green	TBD
Check Storage Box Maroon	TBD
Check Storage Box Purple	TBD
Check Storage Box Yellow	TBD
Multi-Purpose Storage Box Blue	TBD
Multi-Purpose Storage Box Green	TBD
Multi-Purpose Storage Box Maroon	TBD
Multi-Purpose Storage Box Purple	TBD
Multi-Purpose Storage Box Yellow	TBD
Forms
Continuous Forms Leaders (10-pack)	[ * ]	per package
Laser Forms Leaders (10-pack)	[ * ]	per package
Mailing Labels
Continuous Labels (2000)	[ * ]	per package
Laser Labels (2000)	[ * ]	per package
Miscellaneous
Rolodex Cards (500)	[ * ]	per package
Deposit Bags (25)	[ * ]	per package
Deposit Bags (100)	[ * ]	per package

* We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the SEC. We omitted such portions from this filing and filed them separately with the SEC.

BUSINESS RULES FOR SHIPPING COMPLETE ORDERS
EXHIBIT C

BUSINESS RULES:

These business rules pertain to the following combinations of items on the same order from the same facility with the same ship method.

Parts	Target Completion Dates
Checks/forms and envelopes	10-22-01
Multiple non-imprintables	11-05-01
Multiple imprintables and all non-imprintables	TBD
Other imprintables and envelopes	TBD
Multiple imprintables	TBD
Custom items and others	TBD

These business rules can be updated and amended at anytime as customer, business and system requirements change.

ASSUMPTIONS:

•	All items on an order will be [ * ]. [ * ].

•	One [ * ] will be created for and attached to [ * ]

•	Items with a combined weight of over [ * ] or greater than [ * ] in girth will not be combined in the same package or box.

•	If any single item requires [ * ], then all items on the order will not be [ * ]

•	Items from the different product lines, FSG, USBP and P-TAP will ship [ * ].

•	Items shipped directly from Harland and their other suppliers will [ * ].

•	[ * ] will ship separately from other items.

EXCEPTIONS:

Orders on hold. This is for COSMOS OC holds at Harland.

—	If the order is on hold and the customer requests an item to be released, then this item will be [ * ], and data entered [ * ].

—	[ * ]

Orders out-of-stock. If one item is out of stock, the item(s) in stock will ship immediately, and the out-of-stock item will ship separately once it available.

Internal Harland errors. If there is an internal Harland error on an item, i.e. a void, and the item needs to be reprinted, all items on the order will be held until all products are ready to ship. At that time, the complete order will ship together.

Note: The current Harland void rate is [ * ]%, with a delay time of approximately [ * ].

* We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the SEC. We omitted such portions from this filing and filed them separately with the SEC.

Internal Intuit errors. If there is an internal Intuit error, and Harland catches the error, the item will be reprinted through the Challenged Order Process. This process will generate a new customer order for the reprinted items, so the items will ship separately.

Note: The current Harland void rate is [ * ]%, with a delay time of approximately [ * ].

Custom Products. If an order has an item that needs custom work, and that item is routed for production to Milton, the corresponding non-imprintable or imprintable items on the order may also route to Milton. This rule is based on whether the routing makes sense, and if dates in the Harland and COSMOS systems can be utilized to trigger the routing and shipping of the items.

* We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the SEC. We omitted such portions from this filing and filed them separately with the SEC.